UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2008 (May 21, 2008)

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE

Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 21, 2008, Willamette Valley Vineyards, Inc. (the “Company”) received an additional Nasdaq Staff Determination letter from the Nasdaq Listing Qualifications Department providing that the Company does not comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(14) because it did not file its Interim Report on Form 10-Q for the period ended March 31, 2008 (“Form 10-Q”) on a timely basis, and that its securities are, therefore, subject to delisting from The Nasdaq Capital Market.

The Company had received a previous Nasdaq Staff Determination Letter (the “Prior Determination Letter”) from the Nasdaq Listing Qualifications Department on April 18, 2008, with respect to the Company not filing its Form 10-KSB for the year ended December 31, 2007 (“Form 10-KSB”) in a timely manner.  The Company reported this event on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 24, 2008.  The Company filed its Form 10-KSB with the SEC on May 19, 2008, and believes it is now in compliance with the Nasdaq rule cited in the Prior Determination Letter with respect to being late on its Form 10-KSB filing.

The Company expects to file its Form 10-Q later today and in no event later than the end of this week, and at the time of filing expects to be in compliance with the requirements for continued listing on The Nasdaq Capital Market.  If the Form 10-Q is not filed before June 5, 2008, or if it is filed but Nasdaq still determines an appeal hearing is necessary (an event the Company considers unlikely), the Company will present its views at an appeal hearing before a Nasdaq Listing Qualifications Panel on June 5, 2008.

A copy of the Company’s press release announcing the foregoing is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit	Description

99.1	Press release of Willamette Valley Vineyards, Inc. dated May 28, 2008.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: May 28, 2008	By:	/s/ JAMES W. BERNAU

James W. Bernau
President